SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   Form 8-K/A




                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): January 15, 1997




                              CERPROBE CORPORATION
             (Exact name of registrant as specified in its charter)




         DELAWARE                       0-11370                 86-0312814
------------------------------    ---------------------    ---------------------
     (State or other              (Commission File No.)    (IRS Employer ID No.)
jurisdiction of incorporation)



                    600 Rockford Drive, Tempe, Arizona 85281
                    ----------------------------------------
               (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code: (602) 967-7885

                              CERPROBE CORPORATION


                                CURRENT REPORT ON

                                   FORM 8-K/A


ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS.

Acquisition of Silicon Valley Test & Repair, Inc.

         On January 15, 1997 (the "Closing Date"), pursuant to an Agreement of Merger and Plan of Reorganization (the "Agreement"), by and among Cerprobe Corporation, a Delaware corporation, ("Registrant"), EMI Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Registrant ("Acquisition"), Silicon Valley Test & Repair, Inc., a California corporation ("SVTR"), and
William E. Mayer and Carol Mayer, husband and wife (together, "Mayer"), Registrant acquired SVTR by merger of SVTR with and into Acquisition. The purchase price paid by Registrant under the Agreement consisted of $2,753,217 in cash and the issuance of 300,000 shares of the common stock of the Registrant, of which 125,000 shares have been placed in escrow as a source of recourse for certain indemnification claims Registrant and Acquisition may have against Mayer pursuant to the Agreement. Under the Agreement, Mayer may receive up to an additional $500,000 in cash and up to 50,000 additional shares of Registrant's common stock if Acquisition achieves certain sales and operating profit targets for calendar year 1997.

         The amount and nature of the purchase price were determined by arms-length negotiations among the parties. The cash used in the transaction was provided from the proceeds of a private placement of convertible preferred stock issued by the Registrant on January 18, 1996.


ITEM 7. FINANCIAL STATEMENTS, UNAUDITED PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)     Financial Statements of Business Acquired
                 Independent Auditors' Report
                 Balance Sheet as of December 31, 1996
                 Statement of Operations for the Year Ended December 31, 1996 Statement of Cash Flows for the Year Ended December 31, 1996 Notes to Financial Statements

         (b)     Unaudited Pro Forma Financial Information
                 Unaudited Pro Forma Combined Condensed Balance Sheet as of
                          December 31, 1996
                 Unaudited Pro Forma Combined Condensed Statement of Operations
                          for the Year Ended December  31, 1996
                 Notes to Unaudited Pro Forma Combined Condensed Financial
                          Statements

         (c)     Exhibits

Exhibit No.                     Description of Exhibit
-----------                     ----------------------

         1 Agreement of Merger and Plan of Reorganization dated January 15, 1997, by and among Registrant, EMI Acquisition, Inc., Silicon Valley Test & Repair, Inc., and William and Carol Mayer*

         2 Registration Rights Agreement dated January 15, 1997, by and between Registrant and William and Carol Mayer*

         3 Employment Agreement dated January 15, 1997, by and between Registrant and William and Carol Mayer*

*Previously Filed





                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CERPROBE CORPORATION


                                        By:/s/ Randal L. Buness
                                        -----------------------
                                               Randal L. Buness
                                               Vice President, Chief Financial
                                               Officer, Secretary, and Treasurer


Dated as of:  March 28, 1997

      Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Note 1.  General Information

The Unaudited Pro Forma Combined Condensed Balance Sheet is presented assuming the merger occurred on December 31, 1996. The Unaudited Pro Forma Combined Condensed Statement of Operations is presented as if the merger occurred on January 1, 1996.

The Unaudited Pro Forma Combined Condensed Financial Statements reflect the payment of $2,753,217 in cash and the issuance of 300,000 shares of Cerprobe common stock, $.05 par value. The acquisition has been recorded as a purchase transaction in accordance with generally accepted accounting principles and, accordingly, SVTR's assets and liabilities are recorded at their estimated fair values at the date of the merger.

Certain reclassifications of SVTR balances have been made to conform to the Cerprobe reporting format.

Note 2.  Pro Forma Adjustments

(a) The purchase price has been allocated to the assets acquired and liabilities assumed as follows (in thousands):

         Purchase price:
                  Cash consideration                           $  2,753
                  Common stock                                       15
                  Additional paid in capital                      2,849
                  Acquisition costs                                  98
                                                               ---------
                           Total                               $  5,715


         Assets acquired and liabilities assumed:
                  Working capital                              $    183
                  Fixed assets                                      652
                  Other assets                                      185
                  Purchased research and development              5,664
                  Liabilities assumed                              (969)
                                                               --------
                           Total                                 $5,715


A 33% discount on the value of Cerprobe common stock from its market value of $14.25 per share on the day immediately preceding the date of announcement of the merger has been recorded due to issuance of Restricted Stock that will not be registered under the Securities Act of 1993, as amended or any state securities act and is subject to Rule 144 promulgated under the 1933 Act.


The Company performed a valuation analysis of all research and development projects in process that had not yet been completed or for which the resulting product was not yet commercialized. The 10 projects that were identified could be utilized in future production. The Company estimated what the cost to complete the product would be, and once completed, what the expected revenues as well as direct costs of production would be to ascertain the incremental profit margin of this product if and when it was completed. A risk assessment was then made of each of these products to ascertain the risk of product completion, product commercialization and market demand in order to complete the valuation of the product. The projected future revenues were risk weighted and then the ultimate incremental after tax discounted cash flow was discounted with a present value factor of 25%. The valuation of these potential products is $5,664,000. The Company believes that these products do not have any future alternative use because if they are not finished and brought to ultimate completion, they have no other value. However, based upon their current state which is not yet at technological feasibility or commercially viable stage, they do have a value in assessing the overall valuation of SVTR. Since the products are not currently deriving revenue and not until the products are completed would they derive revenue, the company believes that these products have no separate economic value and therefore, should be written off as research and development costs immediately upon the acquisition of SVTR. Accordingly, these costs have been charged to operations as of the date of consummation of the merger.

Note 3.  Unaudited Pro Forma Net Income Per Share

The Unaudited Pro Forma Combined Condensed Statement of Operations for Cerprobe and SVTR have been prepared as if the merger was completed on January 1, 1996. The unaudited pro forma combined net income per common and common equivalent share is based on the weighted average number of common and common equivalent shares of Cerprobe common stock after giving effect to the issuance of 300,000 shares to SVTR in connection with the merger.

                              CERPROBE CORPORATION
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                December 31, 1996
                                    Unaudited
                                 (In Thousands)


                                                                                 Pro Forma                 Pro Forma
                                                   Cerprobe        SVTR         Adjustments                 Combined
                                                   --------        ----         -----------                 --------
                Assets
Current Assets
     Cash and cash equivalents                 $        5,565 $        154  $           (2,753)a       $          2,966
     Accounts receivables, net                          5,564        1,581                                        7,145
     Inventories                                        3,863        3,295                                        7,158
     Other current assets                               1,043          375                (250)c                  1,168
                                                 -------------  -----------   ----------------           ---------------
          Total current assets                         16,035        5,405              (3,003)                  18,437

     Property and equipment, net                       11,446          694                (158)b                 11,982
     Other assets                                       3,930          228                (283)b                  3,875
                                                 -------------  -----------   ----------------           ---------------
                                               $       31,411 $      6,327  $          (3,444)         $         34,294
                                                 =============  ===========   ================           ===============

     Liabilities and Stockholders' Equity
Current liabilities
     Accounts payable                          $        2,739 $      1,455  $                          $          4,194
     Accrued liabilities                                1,600          998                                        2,598
     Current portion of  long-term debt                 1,793        3,155                (250)c                  4,698
                                                 -------------  -----------   ----------------           ---------------
         Total current liabilities                      6,132        5,608                (250)                  11,490

     Long-term debt, less current portion               1,742          275                                        2,017
     Other liabilities                                    394           50                                          444
                                                 -------------  -----------   ----------------           ---------------
          Total liabilities                             8,268        5,933                (250)                  13,951

     Minority interest in net assets of
        consolidated subsidiaries                          13            -                                           13

Stockholders' equity
     Preferred stock                                        -            -                                            -
     Common stock                                         301           10                  5  a,c                  316
     Additional paid-in capital                        20,652            -              2,849  a                 23,501
     Retained earnings (deficit)                        2,106          384             (6,048) b,c               (3,558)
     Cumulative translation adjustment                     71            -                                           71
                                                 -------------  -----------   ----------------           ---------------
          Total stockholders' equity                   23,130          394             (3,194)                   20,330
                                                 -------------  -----------   ----------------           ---------------

          Total liabilities and stockholders'
               equity                          $       31,411 $      6,327  $          (3,444)         $         34,294
                                                 =============  ===========   ================           ===============

a To record the disbursement of cash and the issuance of common stock for the purchase of SVTR.

b To record the assets acquired and the liabilities assumed at their fair value at the date of acquisition considering the in-process research and development write-off.

c    To record intercompany eliminations.

See accompanying notes to pro forma combined condensed financial statements.

                              CERPROBE CORPORATION
                          PRO FORMA COMBINED CONDENSED
                             STATEMENT OF OPERATIONS
                          Year ended December 31, 1996
                                    Unaudited
                      (In thousands, except per share data)

                                                  Cerprobe*                         Pro Forma        Pro Forma
                                                 Corporation         SVTR          Adjustments        Combined
                                                 -----------         ----          -----------        --------
Net sales                                     $        47,732  $        14,617                      $     62,349
Costs of goods sold                                    27,893           11,541                            39,434
                                              ---------------- ----------------  ---------------- ---------------
     Gross margin                                      19,839            3,076                -           22,915

Expenses:
  Selling, general  and administrative                 13,124            2,939                            16,063
  Engineering and product development                     903              549                             1,452
  Purchased research and development                    4,584                -   $        5,664           10,248
                                              ---------------- ----------------  ---------------- ---------------
     Total expenses                                    18,611            3,488            5,664           27,763
                                              ---------------- ----------------  ---------------- ---------------

     Operating Income                                   1,228             (412)          (5,664)          (4,848)

Other income (expense):
  Interest income                                         354                 -                              354
  Interest expense                                       (222)            (320)                             (542)
  Other income, net                                       247               13                               260
                                              ---------------- ----------------  ---------------- ---------------
      Total other income (expense):                       379             (307)               -               72
                                              ---------------- ----------------  ---------------- ---------------

     Income (loss)  before income taxes
      and minority interest                             1,607             (719)          (5,664)          (4,776)

Minority interest share of loss                            95                                                 95
                                              ---------------- ----------------  ---------------- ---------------

Income (loss) before income taxes                       1,702             (719)          (5,664)          (4,681)
Provision for income taxes                             (2,884)             295                            (2,589)
                                              ---------------- ----------------  ---------------- ---------------


    Net income (loss)                         $        (1,182) $          (424)  $       (5,664)  $       (7,270)
                                              ================ ================  ================ ===============

Net income (loss) per common and common equivalent share
   Primary                                              (0.26)                                             (1.49)

   Weighted average number of common and
   common equivalent shares outstanding             4,579,598                                          4,879,598

*Includes  the  operations  of  CompuRoute,   Inc.,  a  subsidiary  of  Cerprobe
Corporation acquired December 27, 1996. The Statement of Operations assumes that the merger occurred on January 1, 1996.

                           SILICON VALLEY TEST & REPAIR, INC.

                           Financial Statements

                           December 31, 1996

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholder
Silicon Valley Test & Repair, Inc.:


We have audited the accompanying balance sheet of Silicon Valley Test & Repair, Inc. as of December 31, 1996 and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silicon Valley Test & Repair, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





KPMG PEAT MARWICK LLP

Phoenix, Arizona
February 7, 1997

                       SILICON VALLEY TEST & REPAIR, INC.


                                  Balance Sheet

                                December 31, 1996

                                             Assets
                                             ------

Current assets:
    Cash                                                                       $         154,340
    Accounts receivable                                                                1,580,889
    Inventories                                                                        3,295,238
    Income taxes receivable                                                              267,204
    Deferred tax assets                                                                   94,690
    Other current assets                                                                  12,440
                                                                                  ------------------
           Total current assets                                                        5,404,801

Property and equipment, net                                                              694,679
Other assets                                                                             227,736
                                                                                  ------------------

           Total assets                                                        $       6,327,216
                                                                                  ==================

                              Liabilities and Stockholder's Equity
                              ------------------------------------

Current liabilities:
    Accounts payable                                                           $       1,455,108
    Accrued expenses                                                                     998,138
    Line of credit                                                                     1,927,266
    Current portion of notes payable and capital lease obligations                     1,119,050
    Due to affiliated company                                                            108,672
                                                                                  ------------------
           Total current liabilities                                                   5,608,234

Notes payable and capital lease obligations, less current portion                         33,187
Note payable, stockholder                                                                241,022
Deferred tax liability                                                                    50,490
                                                                                  ------------------
           Total liabilities                                                           5,932,933
                                                                                  ------------------

Commitments and contingencies

Stockholder's equity:
    Common stock; no par value; 10,000,000 shares authorized, 100,000 shares
      issued and outstanding                                                              10,000
    Retained earnings                                                                    384,283
                                                                                  ------------------
           Total stockholder's equity                                                    394,283
                                                                                  ------------------

           Total liabilities and stockholder's equity                          $       6,327,216
                                                                                  ==================

See accompanying notes to financial statements.

                       SILICON VALLEY TEST & REPAIR, INC.

                  Statement of Operations and Retained Earnings

                          Year ended December 31, 1996

Net sales                                                                      $      14,617,369
Cost of goods sold                                                                    11,541,075
                                                                                  ------------------
              Gross margin                                                             3,076,294
                                                                                  ------------------

Operating expenses:
    Research and development                                                             548,749
    Marketing and selling                                                              1,312,020
    General and administrative                                                         1,627,687
                                                                                  ------------------
              Total operating expenses                                                 3,488,456
                                                                                  ------------------

              Operating loss                                                            (412,162)
                                                                                  ------------------

Interest expense                                                                        (306,715)
                                                                                  ------------------

              Loss before income taxes                                                  (718,877)

Income tax benefit                                                                       295,000
                                                                                  ------------------

              Net loss                                                         $        (423,877)

Retained earnings, beginning of year                                                     808,160
                                                                                  ------------------

Retained earnings, end of year                                                 $         384,283
                                                                                  ==================

See accompanying notes to financial statements.

                       SILICON VALLEY TEST & REPAIR, INC.

                             Statement of Cash Flows

                          Year ended December 31, 1996

Cash flows from operating activities:
    Net loss                                                                       $      (423,877)
    Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                        156,186
      Changes in operating assets and liabilities:
        Accounts receivable                                                               (283,970)
        Inventories                                                                       (667,704)
        Income taxes receivable                                                           (688,214)
        Other assets                                                                      (244,773)
        Accounts payable                                                                   428,559
        Accrued expenses                                                                   476,528
                                                                                    ------------------
                Net cash used in operating activities                                   (1,247,265)
                                                                                    ------------------

Cash flows from investing activities - capital expenditures                               (343,200)
                                                                                    ------------------

Cash flows from financing activities:
    Repayment of bank loan                                                                (800,000)
    Proceeds from line of credit                                                         1,927,266
    Net proceeds from notes payable                                                        547,574
                                                                                    ------------------
                Net cash provided by financing activities                                1,674,840
                                                                                    ------------------

Net increase in cash                                                                        84,375

Cash, beginning of year                                                                     69,965
                                                                                    ------------------

Cash, end of year                                                                  $       154,340
                                                                                    ==================

Supplemental disclosures of cash flow information:
    Cash paid for interest                                                         $       297,159
                                                                                    ==================
    Cash paid for income taxes                                                     $       413,790
                                                                                    ==================
Equipment acquired under capital lease arrangements                                $        40,486
                                                                                    ==================

See accompanying notes to financial statements.

                       SILICON VALLEY TEST & REPAIR, INC.

                          Notes to Financial Statements





(1)    Summary of Significant Accounting Policies

       Silicon Valley Test & Repair, Inc. (the Company) was incorporated in the state of California in 1990, and is engaged in the redesign, manufacture, service and sales of equipment used in the production process in the electronics and semiconductor industry.

       Use of Estimates

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       Inventories

       Inventories are stated at the lower of first-in, first-out cost or market.

       Property and Equipment

       Property and equipment are stated at cost and depreciated by the straight-line method for assets acquired subsequent to December 31, 1995 and the double-declining balance method for assets acquired prior to December 31, 1995. Estimated useful lives are as follows:

              Machinery and equipment                           5-7 years
              Furniture and fixtures                           7-10 years
              Computer equipment                                3-7 years
              Vehicles                                          5-7 years
              Office equipment                                 5-10 years
              Leasehold improvements                        the lesser of
                                                        7-10 years or the
                                                               lease term


       Revenue Recognition

       Revenue from the sale of systems is recognized upon shipment. Service revenue is recognized ratably over the period of the related service contract or upon completion.

       Barter Transactions

       Barter agreements are entered into whereby the Company provides credit to be used for equipment, parts or services in exchange for equipment or parts received from customers. A liability is recorded at the fair market value of the goods received.

                       SILICON VALLEY TEST & REPAIR, INC.

       Warranty Accrual

       The Company warrants its products for a period of 90 days upon sale. Future estimated warranty costs are charged to operations at the time of sale.

       Income Taxes

       The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and to operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       Impairment of Long-Lived Assets

       In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", (SFAS No. 121) which requires impairment losses to be recorded on long-lived assets to be used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS No. 121 in the first quarter of the fiscal year ended December 31, 1996 and this adoption did not have a material impact on the financial statements.


(2)    Inventories

       Inventories consist of the following at December 31, 1996:


             Raw materials and subassemblies            $     2,790,058
             Work-in-process                                    505,180
                                                         ------------------

                                                        $     3,295,238
                                                         ==================

                       SILICON VALLEY TEST & REPAIR, INC.

 (3)   Property and Equipment

       Property and equipment consist of the following at December 31, 1996:


             Machinery and equipment                               $    568,918
             Furniture and fixtures                                     124,799
             Computer  and office equipment                             247,521
             Vehicles                                                    43,255
             Leasehold improvements                                     209,685
                                                                    ------------
                                                                      1,194,178
             Less:  accumulated depreciation and amortization           499,499
                                                                    ------------

                                                                   $    694,679
                                                                    ============

 (4)   Accrued Expenses

       Accrued expenses consist of the following at December 31, 1996:


             Accrued payroll and 401(k) expenses                   $    178,890
             Accrued commissions                                        538,365
             Other accrued expenses                                     157,675
                                                                    ------------

                                                                   $    874,930
                                                                    ============



(5)    Long-term Debt

       The Company maintains a $3,250,000 line of credit to finance working capital needs until July 5, 1997. Interest on outstanding balances is at the prime rate plus 1.0%. The line of credit is collateralized by all inventory and equipment and is guaranteed by the sole shareholder. At December 31, 1996, $1,927,266 was outstanding under the line of credit.

       Notes payable and capital lease obligations consist of the following at December 31, 1996:


               Bank loan                                           $    759,350
               Note payable - employee                                  100,000
               Note payable - other                                     250,000
               Capital lease obligations                                 42,887
                                                                    ------------
                                                                      1,152,237
               Less current maturities                                1,119,050
                                                                    ------------

                                                                   $     33,187
                                                                    ============

                       SILICON VALLEY TEST & REPAIR, INC.

       Annual maturities of long-term debt are as follows:

                         1997                                    $   1,119,050
                         1998                                            9,350
                         1999                                            9,350
                         2000                                            9,350
                         2001                                            5,137
                                                                  -------------

                                                                 $   1,152,237
                                                                  =============


       The bank loan with Cupertino National Bank and Trust is a term loan for 5 years payable in monthly installments of $13,806. The loan calls for interest at the prime rate plus 2.0%. The loan is secured by all inventory, receivables, intangibles and equipment and is guaranteed by the sole shareholder of the Company. The bank loan requires the maintenance of certain covenants. The Company has not met these requirements and no waiver of the covenants has been provided by the bank. Since the Company is in default with respect to the loan, the entire balance of the loan at December 31, 1996 has been classified as current.

       The note with the employee bears interest at 10% per quarter payable at note termination. The original note is unsecured and had a 90 day maturity, which has been renewed, thus the note is classified as current.

       The note payable - other is due to Cerprobe Corporation. Interest on the outstanding balance is 1% in excess of the prime rate. As of December 31, 1996, the interest rate was 9.25%. This note was repaid upon the acquisition of the Company by Cerprobe Corporation on January 15, 1997. See note 11.


(6)    Income Taxes

       The components of income tax benefit are as follows:


                      Current - federal                   $    271,000
                      Deferred:
                          Federal                               20,400
                          State                                  3,600
                                                           ------------

                                                                24,000
                                                           ------------

                                                          $    295,000
                                                           ============

                       SILICON VALLEY TEST & REPAIR, INC.

       A reconciliation of the difference between income tax benefit and income tax benefit at the United States federal statutory rate follows:


                                                                     1996
                                                                ---------------

            Income tax benefit at statutory rate             $      244,400
            Temporary difference for which no tax
                expense was realized                                 50,600
                                                                ---------------

                                                             $      295,000
                                                                ===============


       The components of the Company's deferred tax asset and deferred tax liability are as follows at December 31, 1996:



                      Deferred tax assets:
                          Warranty reserve                          $    20,000
                          Inventory reserves                             59,227
                          Vacation accrual                               15,463
                                                                     ===========
                               Total deferred tax assets            $    94,690
                                                                     ===========


                      Deferred tax liability:
                          Difference between book and tax
                             depreciation of property, plant and
                             equipment                              $    50,490
                                                                     ===========


       A valuation allowance has not been provided for the deferred tax assets since management believes realization of the deferred tax assets is considered more likely than not.


(7)    Related Party Transactions

       A note receivable of $209,311 and a note payable of $450,333, including interest, due to shareholder bear interest at 7% and are due on demand. As of December 31, 1996, the notes have been netted in the balance sheet. The note payable represents a loan from the shareholder to provide additional working capital and is subordinated to the bank line of credit.

       Amount due to affiliated company of $108,672 represents research and development services performed by the affiliated company which is owned 55% by the sole stockholder of the Company.

                       SILICON VALLEY TEST & REPAIR, INC.

(8)    Major Customer

       One customer accounted for 10% of net sales for the year ended December 31, 1996.


(9)    Commitments

       The Company leases certain equipment under capital leases. These assets have been capitalized at the present value of the future minimum lease payments and are included with machinery and equipment at a cost of $50,167 with related accumulated amortization of $4,404 at December 31, 1996. In addition, the Company is obligated under certain noncancelable operating leases for the Company's manufacturing and office space.

       The following is a schedule of the minimum future lease payments as of December 31, 1996:

                                                                    Capital        Operating
                                                                     leases          leases
                                                                 --------------  --------------

                           1997                                 $     14,975         226,812
                           1998                                       13,440         129,229
                           1999                                       13,440         103,800
                           2000                                       13,440         107,400
                           2001                                        5,534          18,000
                                                                 --------------  --------------

         Total minimum future lease payments                          60,829    $    585,241
                                                                                 ==============

         Less amounts representing interest                           17,942

         Less currrent portion                                         9,700
                                                                 --------------

         Present value of net minimum future lease payments     $     33,187
                                                                 ==============

       Amortization expense applicable to assets under capital leases is charged to depreciation and amortization expense.

       Rental expense for the year ended December 31, 1996 was $196,604.

       The Company had two open purchase commitments as of December 31, 1996 with its vendors for the purchase of inventory in 1997. The balance of the orders were $776,250 and $288,750, respectively. Purchases made in 1996 under these commitments were $824,550.

                       SILICON VALLEY TEST & REPAIR, INC.

 (10)  401(k) Profit Sharing Plan

       The Company maintains a qualified contributory Profit Sharing Plan (Plan) covering all employees who have been employed for one year and whose annual service exceeds 1,000 hours in the Plan year. Provisions of Regulation 401(k) were added to the Plan since January 1, 1995. The Company's annual contribution to the Profit Sharing Plan is determined by the Board of Directors and is discretionary. Company contributions are allocated to eligible participants on a ratio of each participant's compensation to the total compensation of all Plan participants. No discretionary contributions were made for the year ended December 31, 1996.

       Under the 401(k) provisions, the Company contributes a percentage of the amount of salary deferral contributions made by each participating employee up to 3% of the compensation. Company contributions are 20% vested after an employee's second year of service, an additional 20% will be vested for each year of service thereafter, becoming fully vested in five years. Company matching contributions were $61,832 for the year ending December 31, 1996.


(11)   Subsequent Event

       On January 15, 1997, the stock of the Company was acquired by Cerprobe Corporation. The purchase price paid by Cerprobe Corporation consisted of $2,753,217 in cash and 300,000 shares of Cerprobe's common stock.

       Under the terms of the agreement, Cerprobe Corporation has agreed to pay an additional $500,000 in cash and up to 50,000 additional shares of common stock if certain sales and operating profit targets for calendar year 1997 are achieved by the Company.

       The current operations of the Company did not generate sufficient cash flows to fund operations and cover current obligations. The Company incurred debt on a line of credit and was also advanced funds from Cerprobe Corporation . These financial statements have been prepared based on the assumption the Company will continue as a going concern. Cerprobe Corporation has the financial ability and intent to support the operations of the Company after the date of acquisition.

                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Cerprobe Corporation

We consent to  incorporation  by reference in the  registration  statements (No.
33-8348,  No.  33-65200  and  No.  333-03015)  filed  on  Form  S-8 of  Cerprobe
Corporation of our report dated February 7, 1997, relating to the balance sheet of Silicon Valley Test & Repair, Inc. as of December 31, 1996, and the related statements of operations and retained earnings, and cash flows for the year ended December 31, 1996, which report appears in the March 28, 1997 Form 8-K/A of Cerprobe Corporation.



KPMG PEAT MARWICK LLP

Phoenix, Arizona
March 28, 1997